Exhibit 5.3

June 14, 2013

Western Refining, Inc.

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

Re:	Registration Statement on Form S-4 Relating to

    $350,000,000 Aggregate Principal Amount of

    6.25% Senior Notes

Ladies and Gentlemen:

We have acted as special Texas counsel to each of the entities listed on Schedule A attached hereto, each a Texas limited liability company (collectively, the “Texas Guarantors”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by Western Refining, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company, including the Texas Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of the Company’s 6.25% Senior Notes due 2021 (the “Exchange Notes”) and the guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as Guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $350,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 6.25% Senior Notes due 2021 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of an Indenture, dated as of March 25, 2013 (as amended and supplemented, the “Indenture”), among the Company, as issuer, the Guarantors (including the Texas Guarantors) and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	The Indenture, including the form of the Exchange Note Guarantees (collectively, the “Note Indenture”);

2.	A specimen form of the Exchange Notes;

3.	The certificate of formation of each of the Texas Guarantors, as presently in effect;

4.	The limited liability company agreement of the applicable Texas Guarantor, as presently in effect; and

5.	Certain resolutions adopted by managers of the applicable Texas Guarantor relating to the Exchange Offer, the Registration Statement and related matters.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com.

June 14, 2013 Page 2

The documents referenced in items (1) and (2) above, inclusive, are hereinafter collectively referred to as the “Opinion Documents.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Texas Guarantors, certificates of public officials, certificates of officers or representative of the Texas Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

For purposes of the opinions expressed below, we have relied, without investigation or independent verification, on each of the following assumptions: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Opinion Documents, respectively, by the Texas Guarantors, as the case may be), and (vi) as to factual matters, the truthfulness, completeness and accuracy of the representations and statements included in the Opinion Documents and in the certificates of public officials and officers and representatives of the Texas Guarantors.

Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. Each Texas Guarantor is a Texas limited liability company that is validly existing and in good standing under the laws of the State of Texas.

2. Each Texas Guarantor has all necessary limited liability company power and authority to enter into and perform its obligations under the Note Indenture.

3. The execution, delivery and performance of the Note Indenture has been duly authorized by all necessary limited liability company action on the part of each Texas Guarantor.

4. The Note Indenture has been duly executed and delivered by each Texas Guarantor.

5. The execution and delivery of the Note Indenture by each of the Texas Guarantors, as applicable, does not, and the performance of the Note Indenture by each of the Texas Guarantors, as applicable, will not (i) violate the certificate of formation or limited liability company agreement of the applicable Texas Guarantor, or (ii) result in any violation of any applicable laws of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of Texas having jurisdiction over such Texas Guarantor or any of its properties, as applicable to such Texas Guarantor.

We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas. References in our opinions to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Opinion Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulations, and further, such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, licensing, securities, tax, insurance or antitrust, laws, rules or regulations. With respect to the opinions expressed in paragraph 1 above as to the good standing as a limited liability company of each of the Texas Guarantors, we have based such opinions solely on (i) a Certificate of Fact dated as of June 14, 2013 issued by the Texas Secretary of State as to the existence of each of the Texas Guarantors in Texas, and (ii) a statement of Franchise Tax Account Status dated as of June 14, 2013 obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement indicates that, as of the date thereof, the applicable Texas Guarantor’s right to transact business in Texas is “active”.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

June 14, 2013 Page 3

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement. Notwithstanding the foregoing, the law firm of Davis Polk & Wardwell LLP may rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

June 14, 2013 Page 4

SCHEDULE A

TEXAS GUARANTORS

        Name

Western Refining TRS II, LLC, a Texas limited liability company

Western Refining TRS I, LLC, a Texas limited liability company

Western Refining Texas Retail Services, LLC, a Texas limited liability company